Exhibit 99.1

FIRST CITIZENS BANCSHARES, INC. ATTN: CORPORATE SECRETARY 4300 SIX FORKS ROAD (FCC22) RALEIGH, NC 27609

Read our joint proxy statement/prospectus before you vote by proxy. Then, to ensure that the shares are represented at the Special Meeting, we ask that you appoint the Proxies to vote the shares for you in one of the following three ways:

To Vote by Mail

Mark, date and sign this proxy card and return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. A postage-prepaid envelope has been provided for your convenience.

To Vote by Internet

Before The Meeting - Go to the Internet website www.proxyvote.com.

Have your proxy card in hand when you access the website. When you are prompted for the "control number," enter the 16-digit number printed in the box below, and then follow the instructions provided to create an electronic voting instruction form. You may vote by Internet only until 11:59 p.m. Eastern Time on February 8, 2021, which is the day before the Special Meeting date.

During The Meeting - Go to the Internet website www.virtualshareholdermeeting.com/FIZN2021.

You may attend the Special Meeting via the Internet and vote during the Special Meeting. When you are prompted for the "control number," enter the 16-digit number printed in the box below, and then follow the instructions provided to create an electronic voting instruction form.

To Vote by Telephone - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on February 8, 2021, which is the day before the Special Meeting date. Have your proxy card in hand when you call and then follow the instructions.

If you vote by Internet or telephone, you need not sign and return a proxy card. You will be appointing the Proxies to vote the shares for you on the same terms and with the same authority as if you marked, signed and returned a proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D27881-TBD	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIRST CITIZENS BANCSHARES, INC.

BancShares’ Board of Directors recommends that stockholders vote FOR Proposal 1.
			For	Against	Abstain

1.

Proposal to approve the issuance of shares of Class A common stock, par value $1.00 per share, of First Citizens BancShares, Inc. (“BancShares”) to holders of common stock, par value $0.01 per share, of CIT Group Inc. (“CIT”) pursuant to the Agreement and Plan of Merger, dated October 15, 2020, by and among BancShares, First-Citizens Bank & Trust Company, FC Merger Subsidiary IX, Inc., and CIT.

			☐	☐	☐

BancShares’ Board of Directors recommends that stockholders vote FOR Proposal 2.
			For	Against	Abstain

2.	Proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve Proposal 1 or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of BancShares common stock.		☐	☐	☐

3.	On any other matters properly presented for action by stockholders at the Special Meeting, and on matters incident to the conduct of the meeting, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment.

Instruction: Please sign exactly as your preprinted name(s) appear(s) above. All holders of shares must sign. Joint owners should both sign personally. When signing as attorney, administrator or other fiduciary, please indicate the capacity in which you are signing. In the case of a corporation or partnership or other entity, please sign in the full corporate, partnership or entity name by an authorized officer or other representative.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D27882-TBD

First Citizens BancShares, Inc. Special Meeting of Stockholders February 9, 2021 - 10:00 AM Appointment of Proxy Solicited by Board of Directors

The undersigned hereby appoints Hope H. Bryant, H. Lee Durham, Jr., Frank B. Holding Jr., and Robert T. Newcomb (the “Proxies”), or any substitute appointed by them, as the undersigned’s attorneys and proxies, and authorizes any one or more of them to represent and vote, as directed on the reverse side of this proxy card, all of the outstanding shares of the Class A Common Stock and/or Class B Common Stock of First Citizens BancShares, Inc. (“BancShares”) held of record by the undersigned on December 30, 2020, at the Special Meeting of BancShares’ stockholders (the “Special Meeting”) to be held virtually on February 9, 2021 at the following website: www.virtualshareholdermeeting.com/FIZN2021, at 10:00 AM Eastern Time, and at any postponements or adjournments of the Special Meeting.

I (We) direct that the shares represented by this appointment of proxy be voted as directed on the reverse side. If no voting directions are given, the Proxies may vote those shares “FOR” Proposals 1 and 2. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Special Meeting by filing with BancShares’ proxy tabulator or Corporate Secretary a written instrument revoking it, submitting another valid proxy card bearing a later date, before 11:59 p.m. Eastern Time on February 8, 2021, logging onto the Internet website or calling the telephone number specified on the reverse of this card and following the instructions, or by attending the Special Meeting and voting.